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                                                                     EXHIBIT 2.3

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into as of July 15, 1997 (the "Agreement Date") by and among Security Dynamics Technologies, Inc., a Delaware corporation (the "Buyer"), DynaSoft AB, a corporation organized under the laws of Sweden (the "Company"), and the stockholders of the Company listed on SCHEDULE I to this Agreement (the "Company Stockholders"). The Buyer, the Company and the Company Stockholders are referred to collectively herein as the "Parties."

         The Company Stockholders collectively own the outstanding shares of the capital stock of the Company (the "Company Shares") set forth on SCHEDULE I hereto. The Buyer desires to purchase, and the Company Stockholders desire to sell, the Company Shares for the consideration set forth below subject to the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

         1.1 PURCHASE OF THE COMPANY SHARES FROM THE COMPANY STOCKHOLDERS. Upon and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Company Stockholders shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Company Stockholder, all of the Company Shares owned by such Company Stockholder.

         1.2 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's request and without further consideration to any of the Company Stockholders, the Company Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement and the Other Stock Purchase Agreements (as defined below).

         1.3      THE CLOSING.

                  (a) The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m., local time, on the date hereof (the "Closing Date").



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                  (b) Unless otherwise agreed by the Buyer and the Stockholders'
Representative (as defined below), the Closing of the transactions contemplated by this Agreement shall take place simultaneously with the closing of the acquisition by the Buyer of additional shares of the issued and outstanding capital stock of the Company which, when added to the Company Shares, represent not less than 90% of the capital stock of the Company issued and outstanding immediately prior to the Closing (including without limitation at least 90% of the Company's Series A Stock and at least 90% of the Company's Series B Stock) (all such issued and outstanding capital stock being hereinafter referred to as the "Outstanding Company Shares"). Such acquisitions (collectively, the "Acquisition") shall be effected by this Agreement and certain other Stock Purchase Agreements (the "Other Stock Purchase Agreements") entered into on or prior to the date hereof among the Buyer, the Company and the holders of such Outstanding Company Shares (such holders of Outstanding Company Shares, including the Company Stockholders, being hereinafter referred to as the "Selling Stockholders").

         1.4      ACTIONS AT THE CLOSING.  At the Closing:

                  (a) the Board of Directors of the Company shall, in accordance with The Company's Act (Sw: Aktiebolagslagen), cause the transfer of the Company Shares to the Buyer contemplated by this Agreement to be entered into the share register of the Company;

                  (b) the Buyer shall deliver to the Stockholders' Representative, for distribution to the Company Stockholders, certificates representing the Initial Shares (as defined below) in accordance with Section
1.5 below; and

                  (c) the Buyer, each of the Company Stockholders and the Escrow Agent (as defined therein) shall execute and deliver an Escrow Agreement in substantially the form attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to
Section 1.6 below.

         1.5 PURCHASE PRICE. In exchange for each Company Share purchased by the Buyer pursuant to this Agreement, each Company Stocholder shall receive
0.310576 shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock"). The Company Stockholders shall be entitled to receive immediately 90% of the shares of Buyer Common Stock issuable with respect to their Company Shares pursuant to this Section 1.5 (the "Initial Shares"). The remaining 10% of the shares of Buyer Common Stock issuable with respect to Company Shares pursuant to this Section 1.5 (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.6 and shall be held and disposed of in accordance with the terms of the Escrow

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Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Buyer Shares."

         1.6 ESCROW. On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Company Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

         1.7 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to Company Stockholders in exchange for the Company Shares, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each Company Stockholder that would have been entitled to receive a fractional Initial Share shall be entitled to receive a cash payment equal to the average last sale price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the ten consecutive trading days immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

         1.8      STOCKHOLDERS' REPRESENTATIVE.

                  (a) In order to efficiently administer the Acquisition and the transactions contemplated hereby, including (i) the waiver of any condition to the obligations of the Company Stockholders to consummate the Acquisition and transactions contemplated hereby and (ii) the defense and/or settlement of any claims for which the Company Stockholders and/or the other Selling Stockholders may be required to indemnify the Buyer and/or the Company pursuant to the Escrow Agreement and Article IV below, the Company Stockholders hereby designate Rolf Ljung as their representative (the "Stockholders' Representative").

                  (b) The Company Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Company Stockholders to consummate the Acquisition and the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Company Stockholders and/or the other Selling Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Article IV below, (ii) to give and receive all notices required to be given

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under this Agreement and the Escrow Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders and/or the other Selling Stockholders by the terms of this Agreement or the Escrow Agreement.

                  (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Selling Stockholders holding, prior to the Closing, a majority of the Outstanding Company Shares as set forth on Attachment A to the Escrow Agreement shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

                  (d) All decisions and actions by the Stockholders' Representative, including without limitation any agreement between the Stockholders' Representative and the Buyer relating to the defense or settlement of any claims for which the Company Stockholders and/or the other Selling Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Article IV below, shall be binding upon all of the Company Stockholders and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                  (e) By his execution of this Agreement, each Company Stockholder agrees that:

                           (i)      the Buyer shall be able to rely conclusively
on the instructions and decisions of the Stockholders' Representative as to the settlement of any claims for indemnification by the Buyer and/or the Company pursuant to Article IV below or any other actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer to the extent the Buyer has relied upon the instructions or decisions of the Stockholders' Representative;

                           (ii)     all actions, decisions and instructions of
the Stockholders' Representative shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, any of the Other Stock Purchase Agreements or the Escrow Agreement, except for fraud or willful breach of this Agreement or any such Agreement by the Stockholders' Representative;

                           (iii)    the provisions of this Section 1.8 are
independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in

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connection with the Acquisition and the transactions contemplated by this
Agreement or any of the Other Stock Purchase Agreements;

                           (iv)     remedies available at law for any breach of
the provisions of this Section 1.8 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer and/or the Company brings an action to enforce the provisions of this Section 1.8; and

                           (v)      the provisions of this Section 1.8 shall be
binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                  (f) The Buyer shall reimburse the Stockholders' Representative for his reasonable out-of-pocket expenses incurred in performing his services in connection with the Acquisition, up to a maximum reimbursement of $5,000. Any expenses in excess of such amount shall be paid by the Selling Stockholders in proportion to their ownership of Outstanding Company Shares as set forth in Attachment A to the Escrow Agreement. Notwithstanding the foregoing, the Buyer shall also reimburse the Stockholders' Representative for his reasonable out-of-pocket expenses incurred in successfully defending against any claims for indemnification pursuant to this Agreement, the Other Stock Purchase Agreements and/or the Escrow Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY STOCKHOLDERS

         Each Company Stockholder severally represents and warrants to the Buyer as follows:

         2.1      OWNERSHIP OF STOCK; AUTHORITY.

                  (a) The Company Stockholder has good and marketable title, free and clear of any and all Security Interests (as defined below), to all of the Company Shares listed on SCHEDULE I as being owned by such Company Stockholder. The Company Stockholder has the full right, power and authority to transfer, convey and sell to the Buyer at the Closing the Company Shares to be sold by such Company Stockholder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Company Stockholder good and marketable title to

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such Company Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  (b) The Company Stockholder has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform such Company Stockholder's obligations under such agreements. Such agreements have each been (or in the case of the Escrow Agreement, shall be when delivered) duly and validly executed and delivered by such Company Stockholder, and each constitutes (or, in the case of the Escrow Agreement, shall constitute) a valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms.

                  (c) Neither the execution and delivery of either or both of this Agreement and the Escrow Agreement by such Company Stockholder, nor the consummation by such Company Stockholder of the transactions contemplated hereby or thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which such Company Stockholder is a party or by which such Company Stockholder is bound, (ii) result in the imposition of any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law) (a "Security Interest") upon the Company Shares owned by such Company Stockholder, or (iii) violate any order, writ, injunction or decree applicable to such Company Stockholder or to the Company Shares.

         2.2 INVESTMENT REPRESENTATIONS. With respect to the Buyer Shares issued to and acquired by the Company Stockholder hereunder:

                  (a) The Company Stockholder has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in the Agreement, as is necessary to evaluate the merits and risks of the investment by such Company Stockholder in the Buyer; provided, however, that the foregoing shall not limit or modify the representations and warranties of Buyer set forth in Article III of this Agreement or the right of any Company Stockholder to rely thereon.

                  (b) The Company Stockholder is not a "U.S. person" (as defined in Regulation S ("Regulation S") promulgated under the United States Securities Act of 1933 (as amended, the "Securities Act")) and has signed this Agreement outside the United States.

                  (c) The Company Stockholder understands and acknowledges that
(i) the Buyer Shares have not been registered under the Securities Act and may not be

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offered or sold in the United States or to, or for the account or benefit of, any U.S. person unless such securities are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act and (ii) the Buyer Shares are being distributed by the Buyer pursuant to the terms of Regulation S, which permits securities to be sold to non-U.S. persons in "offshore transactions" (as defined in Regulation S), subject to certain terms and conditions.

                  (d) The Company Stockholder acknowledges that for a period of 40 days following the Closing Date (the "Restricted Period"), the Company Stockholder shall not (i) engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Buyer Shares or (ii) unless such Buyer Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, offer, sell or transfer the Buyer Shares in the United States or to, or for the account or benefit of, a U.S. person. The Company Stockholder understands that the Buyer Shares or any interest therein are only transferable on the books and records of the transfer agent and registrar of the Buyer. The Company Stockholder further understands that such transfer agent and registrar will not register any transfer of the Buyer Shares which the Buyer in good faith believes violates the restrictions set forth in this paragraph (d), and that the Buyer may place stop transfer orders with its transfer agent with respect to certificates representing Buyer Shares.

                  (e) Unless the Buyer Shares shall first have been registered under the Securities Act, any proposed offer, sale or transfer during the Restricted Period of any of the Buyer Shares shall be subject to the condition that the Company Stockholder must deliver to the Buyer (i) a written certification that neither record nor beneficial ownership of the Buyer Shares has been offered or sold in the United States or to, or for the account or benefit of, any U.S. person, (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Buyer Shares) is not a U.S. person, that such transferee is acquiring such Buyer Shares for such transferee's own account (or an account over which he or she has investment discretion), and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S during the Restricted Period, and (iii) a written opinion of United States counsel, in form and substance reasonably satisfactory to the Buyer, to the effect that the offer, sale and transfer of such Buyer Shares are exempt from registration under the Securities Act.

                  (f) Legends substantially in the following forms will be placed on the certificate representing any Buyer Shares which may be issued to such Company Stockholder:


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                  "The shares represented by this certificate have not been
                  registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

                  "The shares of Common Stock represented by this certificate may not be offered, sold or transferred except in accordance with the provisions of Regulation S under the Securities Act of 1933, as amended."

The Buyer agrees to use all reasonable efforts to promptly respond to any appropriate requests for the removal of the legends affixed to the certificates representing the Buyer Shares.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to each Company Stockholder as follows:

         3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware.

         3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of 80,000,000 shares of Buyer Common Stock, of which 35,055,430 shares were issued and outstanding and 509 shares were held in the treasury of the Buyer as of June 30, 1997. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Buyer Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3.3 AUTHORIZATION OF TRANSACTION. The Buyer has all requisite power and authority to execute and deliver this Agreement, the Escrow Agreement and the Other Stock Purchase Agreements and to perform its obligations under each such agreement. The execution and delivery of such agreements by the Buyer and the performance of such agreements and the consummation of the transactions contemplated thereby by the Buyer have been (or, in the case of the Escrow Agreement and the Other Stock Purchase Agreements, shall be when delivered) duly and validly authorized by all necessary corporate action on the part of the Buyer. Each of this Agreement, the Escrow Agreement and the Other Stock Purchase Agreements has been (or, in the case of the Escrow Agreement and the Other Stock

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Purchase Agreements, shall be when delivered) duly and validly executed and delivered by the Buyer and constitutes (or, in the case of the Escrow Agreement and the Other Stock Purchase Agreements, shall constitute when delivered) a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state and foreign securities laws, neither the execution and delivery by the Buyer of this Agreement or the Escrow Agreement nor the consummation of the transactions contemplated thereby will (a) conflict with or violate any provision of the charter or By-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any governmental entity,
(c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

         3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of the Buyer's (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed by the Buyer with the United States Securities and Exchange Commission (the "SEC"), and (b) all reports filed by the Buyer with the SEC under Section 13 or 15 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") since December 31, 1996 (such materials, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

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         3.6 ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1996, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

                                   ARTICLE IV

                                 INDEMNIFICATION

         4.1 INDEMNIFICATION. Subject to the terms of Section 4.2 below, the Company Stockholders shall indemnify the Buyer and the Company (together, the "Indemnified Persons") in respect of, and hold the Indemnified Persons harmless against, any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate (as such term is defined in the Principals' Stock Purchase Agreements referred to below) thereof ("Damages"):

                  (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company, the Company Stockholders or any of the other Selling Stockholders contained in this Agreement or any of the Other Stock Purchase Agreements; or

                  (b) resulting from or relating to any claim by a stockholder or former stockholder of the Company, or any other person or Business Entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder (other than the right to receive the Buyer Shares pursuant to this Agreement or any of the Other Stock Purchase Agreements), including any option, preemptive rights or rights to notice or to vote; or (C) any rights under the Articles of Association of the Company; or

                  (c) resulting from or relating to any untrue statement of a material fact or omission of a material fact necessary in order to make any of the statements included in the Information Package (as defined below) not misleading (provided that the Company Stockholders shall have no responsibility for, and shall have no indemnification obligation with respect to, the accuracy or completeness of any of the Buyer Reports or any of the other written materials provided by the Buyer to the Company and included in the Information Package). For purposes of this Agreement, the term "Information Package" shall mean the transaction summary

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



regarding (i) the Acquisition, (ii) the terms of the Fundamental Agreements and the Other Stock Purchase Agreements, (iii) the Company and (iv) the Buyer, together with the materials provided to stockholders of the Company in connection therewith, prepared and distributed by the Company to Selling Stockholders.

Each Company Stockholder acknowledges that he or she has received copies of the Other Stock Purchase Agreements and has reviewed such Agreements, including without limitation the provisions of Articles II and V of the Principals' Stock Purchase Agreements (setting forth representations, warranties and covenants of the Company and other Selling Stockholders with respect to which the Company Stockholders may be obligated to indemnify the Buyer and/or the Company pursuant to the provisions of this Section 4.1).

         4.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by an Indemnified Person pursuant to this Article IV shall be made in accordance with the provisions of Section 7.2 of the Other Stock Purchase Agreements with the Selling Stockholders who are not Company Stockholders (the "Principals' Stock Purchase Agreements") and in accordance with the provisions of, and shall be subject to the terms, conditions and limitations set forth in, the Escrow Agreement.

         4.3      SURVIVAL.

                  (a) Unless otherwise specified in this Section 4.3 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue forever in full force and effect in accordance with their terms.

                  (b) The representations and warranties of the Company Stockholders set forth in Article II above and the indemnification obligations set forth in this Article IV:

                           (i)      shall survive the Closing and the
consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing Date (except in the case of the indemnification obligations with respect to the representations and warranties set forth in clause (a) of Section 2.6 of the Principals' Stock Purchase Agreements, which shall continue until the issuance of the Buyer's audited financial statements for the year ending December 31, 1997); and

                           (ii)     shall not be affected by any examination
made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents.

                  (c) The date on which any particular representation, warranty or indemnification obligation of each of the Company Stockholders terminates shall be

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



referred to herein and in the Escrow Agreement as the "Termination Date." If a notice of a claim is given in accordance with the notice provisions of this Agreement or the Escrow Agreement before the Termination Date, then (notwithstanding the occurrence of the Termination Date) the representation, warranty or indemnification obligation applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

         4.4 LIMITATIONS. Notwithstanding anything to the contrary herein, (a) the aggregate liability of the Company Stockholders for Damages under this
Article IV shall not exceed the fair market value of the Escrow Shares, as determined in accordance with the Escrow Agreement, and shall be satisfied only from the Escrow Shares, and (b) the Company Stockholders and the other Selling Stockholders shall be liable under the indemnification provisions contained in
Section 4.1(a) of this Agreement and the indemnification provisions contained in the Other Stock Purchase Agreements for only that portion of the aggregate Damages which exceeds $250,000. No Company Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. Except with respect to claims based on fraud, the shares of Buyer Common Stock held pursuant to the Escrow Agreement shall be the Buyer's sole and exclusive remedy for Damages resulting from or relating to any breach of any representation, warranty, covenant or indemnification obligation under this Agreement or the Other Stock Purchase Agreements. The indemnification obligations of the Company Stockholders pursuant to this Article IV shall be joint and several except as otherwise provided in Section 5(c) of the Escrow Agreement.

                                    ARTICLE V

                               GENERAL PROVISIONS

         5.1 PRESS RELEASES AND ANNOUNCEMENTS. Neither the Company nor any Company Stockholder shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.

         5.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         5.3 ENTIRE AGREEMENT. This Agreement, the Escrow Agreement and the Other Stock Purchase Agreements and the exhibits and schedules attached thereto, together with the Confidential Disclosure Agreement dated February 27, 1997, by and between the Buyer and the Company, constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or

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



among the Parties, written or oral, that may have related in any way to the Acquisition.

         5.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, provided that the Buyer may assign its rights, interests and/or obligations under this Agreement to an Affiliate of the Buyer by notice to the Company and the Stockholders' Representative.

         5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.7 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient as set forth below:


IF TO THE COMPANY:                           COPIES TO:

DynaSoft AB                                  Lagerlof & Leman
Box 10704                                    Strandvagen 7A
Arenavagen 29                                Box 5402
S-121 29 Stockholm                           S-114 84 Stockholm
SWEDEN                                       SWEDEN
Attn: Chairman of the Board                  Attn: Per-Erik Hasselberg

                                             Gray Cary Ware & Freidenrich
                                             A Professional Corporation
                                             400 Hamilton Avenue
                                             Palo Alto, CA 94301
                                             Attn: Rod J. Howard, Esq.

Rolf Ljung,                                  Lagerlof & Leman
as Stockholders' Representative              Strandvagen 7A
c/o DynaSoft AB                              Box 5402
Box 10704                                    S-114 84 Stockholm
Arenavagen 29                                SWEDEN
S-121 29 Stockholm                           Attn: Per-Erik Hasselberg
SWEDEN


IF TO THE BUYER:                             COPY TO:

Security Dynamics Technologies, Inc.         Hale and Dorr LLP
20 Crosby Drive                              60 State Street
Bedford, MA   01730                          Boston, MA  02109
Attn: President                              Attn: Hal J. Leibowitz, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         5.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts of the United States.

         5.9 AMENDMENTS. The Parties may mutually amend any provision of this Agreement at any time by a written instrument signed by all of the Parties.

         5.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         5.11 EXPENSES. Except as set forth in the Escrow Agreement, each of the Parties shall bear its or their own costs and expenses (including fees and expenses of their respective legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Acquisition is consummated, the Company and the Subsidiaries shall not incur fees and expenses of legal, accounting and financial advisors in connection with the Acquisition in excess of the amounts set forth in Section 10.11 of the Disclosure Schedule to the Principals' Stock Purchase Agreements, and any fees and expenses incurred by the Company and the Subsidiaries in excess of such amounts shall be recovered by the Buyer pursuant to the Escrow Agreement without regard to the provisions of the first sentence of Section 6.4.

         5.12 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         5.13 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         5.14 ARBITRATION. Any dispute, controversy or claim arising out of or related to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules. The arbitration shall be conducted in London, England, and all proceedings shall be conducted in the English language. There shall be three arbitrators, one of whom shall be appointed by the Buyer, one of whom shall be appointed by the Stockholders' Representative and one of whom shall be appointed by agreement of the first two arbitrators or, failing agreement, by the London Court of International Arbitration. Disputes about arbitration procedure shall be resolved by the arbitrators or, failing agreement, by the London Court of International Arbitration. The arbitrators may proceed to an award notwithstanding the failure of any party to participate in the proceedings. Discovery shall be limited to mutual exchange of documents relevant to the dispute, controversy or claim; depositions shall not be permitted unless agreed to by the parties. The arbitrators shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. The prevailing party shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrators. The award of the arbitrators shall be the sole and exclusive remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the Parties shall be entitled to seek injunctive relief, security or other equitable remedies from any court of competent jurisdiction in furtherance of the arbitration proceedings.

         5.15 CURRENCY. Unless otherwise expressly provided in this Agreement, all references to monetary amounts included herein are expressed in U.S. dollars.

         5.16 WAIVER OF RIGHTS OF FIRST REFUSAL. Each Company Stockholder, by his or her execution of this Agreement, expressly waives any and all rights of first refusal and rights of first offer, including without limitation the rights of first refusal set forth in the Company's Articles of Association and in the Consortium Agreement dated September 15, 1995, as amended, among the holders of the Company's Series A Stock, with respect to any offer to sell or sale of Outstanding Company Shares by any person or entity in connection with the Acquisition.



                   [Signatures begin on the following page.]

         IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.


                                             SECURITY DYNAMICS TECHNOLOGIES,
                                             INC.


                                             By: /s/ Arthur W. Coviello, Jr.
                                                 -------------------------------

                                             Title: Chief Operating Officer
                                                    ----------------------------

                                             DYNASOFT AB


                                             By: /s/ Rolf Ljung
                                                 -------------------------------

                                             Title: Chairman of the Board



                                             COMPANY STOCKHOLDERS:


                                             [Counterpart signature pages for
                                             each of the Company Stockholders
                                             are attached.]


                                             STOCKHOLDERS' REPRESENTATIVE:

                                             The undersigned hereby enters into
                                             this Agreement for the purpose of
                                             acknowledging and agreeing to his
                                             rights, responsibilities and
                                             obligations hereunder.


                                             /s/ Rolf Ljung

                                             -----------------------------------
                                             Rolf Ljung

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                              COMPANY STOCKHOLDERS:

                                              /s/ Niclas Vester

                                              ----------------------------------
                                              Niclas Vester

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Patric Sporrong

                                             -----------------------------------
                                             Patric Sporrong

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Elizabeth Coles

                                             -----------------------------------
                                             Elizabeth Coles

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Mikko Tyolajarvi

                                            -----------------------------------
                                            Mikko Tyolajarvi

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                           COMPANY STOCKHOLDERS:

                                           /s/ Rolf Almroth

                                           -----------------------------------
                                           Rolf Almroth

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                           COMPANY STOCKHOLDERS:

                                           /s/ Patrik Floding

                                           -----------------------------------
                                           Patrik Floding

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Mikael Hubsch

                                            -----------------------------------
                                            Mikael Hubsch

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Martin Walden

                                            -----------------------------------
                                            Martin Walden

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Michael Ferguson

                                             -----------------------------------
                                             Michael Ferguson

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Zoltan Keleman

                                             -----------------------------------
                                             Zoltan Kelemen

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                           COMPANY STOCKHOLDERS:

                                           /s/ Vincemt Lenngren

                                           -----------------------------------
                                           Vincent Lenngren

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                           COMPANY STOCKHOLDERS:

                                           /s/ Fredrik Kjellander

                                           -----------------------------------
                                           Fredrik Kjellander

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Dag Stroman

                                             -----------------------------------
                                             Dag Stroman

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Tommy Magnusson

                                             -----------------------------------
                                             Tommy Magnusson

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Sture Nystrand

                                            -----------------------------------
                                            Sture Nystrand

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Stefan Johansson

                                            -----------------------------------
                                            Stefan Johansson

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Robert Lofgren

                                             -----------------------------------
                                             Robert Lofgren

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Lars W. Ullman

                                            -----------------------------------
                                            Lars W. Ullman

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                           COMPANY STOCKHOLDERS:

                                           /s/ Ewa Engstrom

                                           -----------------------------------
                                           Ewa Engstrom

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Stefan Rosengren

                                            -----------------------------------
                                            Stefan Rosengren

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                            COMPANY STOCKHOLDERS:

                                            /s/ Per Hall

                                            -----------------------------------
                                            Per Hall

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                             COMPANY STOCKHOLDERS:

                                             /s/ Tord Fransson

                                             -----------------------------------
                                             Tord Fransson

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                              COMPANY STOCKHOLDERS:

                                              /s/ Jonas Thylin

                                              ----------------------------------
                                              Jonas Thylin

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 15, 1997





                                              COMPANY STOCKHOLDERS:

                                              /s/ Magnus Nystrom
                                              ----------------------------------
                                              Magnus Nystrom

                                   SCHEDULE I
                                   ----------

------------------------------------------------------------------------------
          Company                        Company                   Number of
        Stockholder                       Shares                  Buyer Shares
------------------------------------------------------------------------------
                             Series A             Series B
------------------------------------------------------------------------------
Johannes Sjogren              126,768               84,512           65,618
------------------------------------------------------------------------------
Niclas Vester                  57,000               38,000           29,504
------------------------------------------------------------------------------
Patric Sporrong                48,000               32,000           24,846
------------------------------------------------------------------------------
Elizabeth Coles                38,700               25,800           20,032
------------------------------------------------------------------------------
Mikko Tyolajarvi               31,500               21,000           16,305
------------------------------------------------------------------------------
Rolf Almroth                   26,700               17,800           13,820
------------------------------------------------------------------------------
Patrik Floding                 24,720               16,480           12,795
------------------------------------------------------------------------------
Mikael Hubsch                  21,120               14,080           10,932
------------------------------------------------------------------------------
Martin Walden                  18,300               12,200            9,472
------------------------------------------------------------------------------
Michael Ferguson               18,000               12,000            9,317
------------------------------------------------------------------------------
Zoltan Kelemen                 18,000               12,000            9,317
------------------------------------------------------------------------------
Vincent Lenngren               18,000               12,000            9,317
------------------------------------------------------------------------------
Fredrik Kjellander             16,800               11,200            8,696
------------------------------------------------------------------------------
Dag Stroman                    14,400                9,600            7,453
------------------------------------------------------------------------------
Tommy Magnusson                13,200                8,800            6,832
------------------------------------------------------------------------------
Sture Nystrand                 12,000                8,000            6,211
------------------------------------------------------------------------------
Stefan Johansson                9,600                6,400            4,969
------------------------------------------------------------------------------
Robert Lofgren                  9,600                6,400            4,969
------------------------------------------------------------------------------
Lars W. Ullman                  9,150                6,100            4,736
------------------------------------------------------------------------------
Ewa Engstrom                    8,700                5,800            4,503
------------------------------------------------------------------------------
Stefan Rosengren                7,320                4,880            3,789
------------------------------------------------------------------------------
Per Hall                        3,600                2,400            1,863
------------------------------------------------------------------------------
Tord Fransson                   2,400                1,600            1,242
------------------------------------------------------------------------------
Jonas Thylin                    1,200                  800              621
------------------------------------------------------------------------------
Magnus Nystrom                      0                2,667              828
------------------------------------------------------------------------------